UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 19, 2017

DARÉ BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36395	20-4139823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road, Suite 200

La Jolla, CA 92037

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code

(858) 769-9145

Cerulean Pharma Inc.

35 Gatehouse Drive

Waltham, MA 02451

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.02    Termination of a Material Definitive Agreement

The disclosure in Item 2.01 of this Current Report is incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.

Completion of Daré Transaction

On July 19, 2017, Daré Bioscience, Inc., a Delaware corporation previously known as Cerulean Pharma Inc., or the Company, completed its business combination with Daré Bioscience Operations, Inc., a Delaware corporation previously known as Daré Bioscience, Inc., or Daré Operations, in accordance with the terms of the Stock Purchase Agreement, dated as of March 19, 2017, or the Daré Stock Purchase Agreement, by and among the Company, Daré Operations and the holders of capital stock and securities convertible into capital stock of Daré Operations named therein, or the Selling Stockholders. Pursuant to the Daré Stock Purchase Agreement, each Selling Stockholder sold their shares of Daré Operations to the Company in exchange for newly issued shares of the Company’s common stock and, as a result, Daré Operations became a wholly owned subsidiary of the Company.

Also on July 19, 2017, in connection with, and immediately prior to completion of, the transactions contemplated by the Daré Stock Purchase Agreement, or the Daré Transaction, the Company filed two Certificate of Amendments to its Amended and Restated Certificate of Incorporation, or the Restated Certificate, with the Secretary of State of the State of Delaware to effect a 1-for-10 reverse stock split of its common stock, or the Reverse Stock Split, and to change the Company’s name to “Daré Bioscience, Inc.”, or the Name Change. As disclosed below under Item 5.07, the Reverse Stock Split was approved by the Company’s stockholders at the special meeting of the Company’s stockholders held on July 19, 2017. The Reverse Stock Split and Name Change became effective on July 20, 2017. As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company’s common stock immediately prior to the Reverse Stock Split was reduced into a smaller number of shares, such that every ten shares of the Company’s common stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of the Company’s common stock. Immediately following the Reverse Stock Split and the Daré Transaction, there were approximately 6,047,200 shares of the Company’s common stock outstanding.

No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number, and each stockholder who would otherwise be entitled to a fraction of a share of common stock upon the Reverse Stock Split is, in lieu thereof, entitled to receive a cash payment at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Company’s common stock on The NASDAQ Capital Market on July 19, 2017.

The foregoing description of the Reverse Stock Split amendment and Name Change amendment is not complete and is subject to and qualified in its entirety by reference to the Reverse Stock Split amendment and Name Change amendment, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Following the completion of the Daré Transaction, the business of the Company became the business conducted by Daré Operations, which is a pharmaceutical company focused on advancing products for women’s reproductive health. Unless otherwise noted, all references to share amounts in this Current Report on Form 8-K, including references to shares or options issued in connection with the Daré Transaction, reflect the Reverse Stock Split.

Under the terms of the Daré Stock Purchase Agreement, at the closing of the Daré Transaction, or the Closing, the Company issued an aggregate of 3,154,175 shares of its common stock to the Selling Stockholders, based on an exchange ratio of 0.2029969 shares of the Company’s common stock for each Daré Operations share outstanding immediately prior to the Closing. The exchange ratio was determined in accordance with the Daré Stock Purchase Agreement. As a result of the Daré Transaction, former Daré Operations equity holders own approximately 51% of the issued and outstanding shares of the Company’s common stock, equity holders of the Company prior to the Closing own approximately 49% of the issued and outstanding shares of the Company’s common stock and a change of control has occurred.

In addition, effective upon the Closing, the holder of unexercised Daré Operations stock options immediately prior to the Closing was issued replacement stock options, or Replacement Options, to purchase 10,149 shares of the Company’s common stock. The Replacement Options were assumed by the Company in accordance with their terms and the terms of Daré Operations Amended and Restated 2015 Employee, Director and Consultant Equity Incentive Plan (which was assumed by the Company at the Closing) and the number of shares of Company common stock subject to each Replacement Option was determined by multiplying the number of shares of Daré Operations common stock that were subject to such option by the exchange ratio noted above and rounding the resulting number down for such Replacement Option to the nearest whole number of shares of Company common stock. The per share exercise price for the Replacement Options was determined by dividing the per share exercise price of the Daré Operations stock options by the exchange ratio noted above and rounding the resulting exercise price up to the nearest whole cent.

The shares of Company common stock and the Replacement Options issued in the Daré Transaction were exempt from registration under Section 4(a)(2) and Regulation D under the Securities Act of 1933, as amended, and the rules promulgated thereunder. As disclosed below under Item 5.07, the issuance of shares of the Company’s common stock pursuant to the Daré Stock Purchase Agreement, was approved by the Company’s stockholders at the special meeting of the Company’s stockholders held on July 19, 2017.

The Company’s common stock, which is listed on The NASDAQ Capital Market, traded through market close on Wednesday, July 19, 2017 under the ticker symbol “CERU,” and is expected to continue trading on The NASDAQ Capital Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “DARE” beginning as of market open on Thursday, July 20, 2017. The Company’s common stock is represented by a new CUSIP number, 23666P 101.

For accounting purposes, the Daré Transaction is treated as a “reverse acquisition” and Daré Operations is considered the accounting, but not the legal, acquirer. Accordingly, Daré Operations will be reflected as the predecessor and acquirer in the Company’s financial statements. The Company’s financial statements will reflect the historical financial statements of Daré Operations as the Company’s historical financial statements, except for the legal capital which will reflect the Company’s legal capital (common stock).

The foregoing description of the Daré Stock Purchase Agreement and the Daré Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Daré Stock Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission, or the SEC, on March 20, 2017 and is incorporated by reference herein.

Completion of Novartis Asset Sale

As previously disclosed, on March 19, 2017 the Company entered into an Asset Purchase Agreement, or the Novartis Asset Purchase Agreement, with Novartis Institutes for BioMedical Research, Inc., a Delaware corporation, or Novartis. The terms of the Novartis Asset Purchase Agreement were previously disclosed by the Company through, and a copy of the Novartis Asset Purchase Agreement was furnished as an exhibit to, a Current Report on Form 8-K dated March 19, 2017 filed with the SEC on March 20, 2017.

Immediately following the closing of the Daré Transaction on July 19, 2017, the Company completed the transactions contemplated by the Novartis Asset Purchase Agreement, resulting in the sale and assignment to Novartis of all of the Company’s right, title and interest in and to the patent rights, know-how and third-party license agreements relating to the Company’s proprietary Dynamic Tumor Targeting™ platform technology, or the Platform. The Company also transferred and assigned to Novartis all agreements that the Company had with third parties conducting research, development, or manufacturing activities with the Platform, except to the extent such agreements related solely to the manufacture or development of the clinical product candidates CRLX101 and CRLX301.

As disclosed below under Item 5.07, the transactions contemplated by the Novartis Asset Purchase Agreement, or the Novartis Transaction, were approved by the Company’s stockholders at the special meeting of the Company’s stockholders held on July 19, 2017.

At the closing of the Novartis Transaction, Novartis paid the Company a cash purchase price of $6,000,000. In addition, pursuant to the terms of the Novartis Asset Purchase Agreement, Novartis previously delivered offers of employment or engagement to certain former employees of the Company who were deemed knowledgeable in the practice and development of the Platform.

As a result of closing the Novartis Transaction, the Company’s existing research collaboration agreement with Novartis, dated October 18, 2016, or the Novartis Collaboration Agreement, will be superseded by the Novartis Asset Purchase Agreement. As a result, the Company will no longer be entitled to any payments for research and development staff expenditures, milestone payments or royalties under the Novartis Collaboration Agreement. No additional payments were made by either party in connection with this termination other than as provided in the Novartis Asset Purchase Agreement.

The foregoing description of the Novartis Asset Purchase Agreement and the Novartis Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Novartis Asset Purchase Agreement, which was filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission, or the SEC, on March 20, 2017 and is incorporated by reference herein.

Item 3.02    Unregistered Sales of Equity Securities.

The disclosure in Item 2.01 of this Current Report is incorporated herein by reference.

Item 3.03    Material Modification to Rights of Security Holders.

The disclosure in Item 2.01 of this Current Report is incorporated herein by reference.

Item 5.01    Changes in Control of Registrant.

As a result of the closing of the Daré Transaction pursuant to the Daré Stock Purchase Agreement, a change of control of the Company has occurred. The disclosures in Items 2.01 and 5.02 of this Current Report are incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory	Arrangement of Certain Officers.

Board of Directors

On July 19, 2017, pursuant to the Daré Stock Purchase Agreement and in connection with the completion of the Daré Transaction, Christopher D.T. Guiffre, Stuart A. Arbuckle, Alan L. Crane, David R. Parkinson, David R. Walt, Paul A. Friedman and William T. McKee resigned from the Board of Directors of the Company and Sabrina Martucci Johnson, Roger L. Hawley and Robin J. Steele were each appointed to the Board of Directors. The Daré Stock Purchase Agreement provides that the size of the Company’s Board of Directors immediately following the Closing will initially be fixed at five members, consisting of two members appointed by the Company and three members appointed by Daré Operations. In accordance with the Daré Stock Purchase Agreement, the Company’s Board of Directors and its committees were reconstituted, with Susan L. Kelley, M.D. appointed as a Class I director of the Company whose term expires at the Company’s 2018 annual meeting of stockholders, William H. Rastetter, Ph.D. and Robin J. Steele appointed as Class II directors of the Company whose terms expire at the Company’s 2019 annual meeting of stockholders and Sabrina Martucci Johnson and Roger L. Hawley appointed as Class III directors of the Company whose terms expire at the Company’s 2020 annual meeting of stockholders (with Mr. Hawley appointed to serve as Chairman of the Board of Directors). In addition, Dr. Rastetter, Ms. Steele and Mr. Hawley were appointed to the Company’s Audit Committee (with Mr. Hawley appointed to serve as chair of the committee); Dr. Rastetter and Ms. Steele were appointed to the Company’s Compensation Committee (with Dr. Rastetter appointed to serve as chair of the committee); and Mr. Hawley and Dr. Kelley were appointed to the Nominating and Corporate Governance Committee (with Dr. Kelley appointed to serve as chair of the committee). The Board of Directors has determined that Drs. Kelley and Rastetter, Ms. Steele and Mr. Hawley are “independent” as contemplated by the rules of the NASDAQ Stock Market and other governing laws and applicable regulations.

The information required by Item 5.02 of Form 8-K for Drs. Kelley and Rastetter, Mesdames Steele and Johnson and Mr. Hawley is incorporated herein by reference to the relevant sections of the Company’s definitive proxy statement filed with the SEC on June 19, 2017, or the Proxy Statement.

Non-Employee Directors

Each of Drs. Kelley and Rastetter, Ms. Steele and Mr. Hawley will receive compensation for their service as non-employee directors in accordance with the Company’s previously disclosed non-employee director compensation policy. In addition and in accordance with the non-employee director compensation policy, each of Ms. Steele and Mr. Hawley, as newly appointed non-employee directors, were granted a one-time nonqualified stock option under the Company’s 2014 Stock Incentive Plan to purchase 2,200 shares of the Company’s common stock, with an exercise price of $6.56 per share equal to the closing price of the Company’s common stock on the NASDAQ Capital Market on July 19, 2017. These options will vest in equal annual installments over a three-year period measured from the date of grant, subject to such recipient’s continued service as a director.

These non-employee directors received the following Company securities in connection with the Closing:

•	Mr. Hawley, in his capacity as a holder of common stock and options to purchase common stock of Daré Operations, received 182,697 shares of the Company’s common stock in exchange of his shares of Daré Operations common stock and Replacement Options to purchase 10,149 shares of the Company’s common stock. Mr. Hawley is also a trustee of The Hawley Family Trust Dated October 22, 2004, which in its capacity as a holder of common stock of Daré Operations, received 307,714 shares of the Company’s common stock in exchange of its shares of Daré Operations common stock; and

•	Ms. Steele is trustee of the Robin J. Steele Trust DTD 1/30/2015, which in its capacity as a holder of common stock of Daré Operations, received 246,171 shares of the Company’s common stock in exchange of its shares of Daré Operations common stock.

The disclosure in Item 2.01 of this Current Report is incorporated herein by reference.

Roger L. Hawley. Mr. Hawley has served as Chairman of the Board of Directors of Daré Operations since its inception in 2015. Mr. Hawley is an experienced pharmaceutical executive and director with more than 25 years of industry experience. He has held senior management roles in both private start-up companies as well as small to mid-sized public companies. His senior level experience includes executive management, finance and accounting, sales and marketing. During his career, Mr. Hawley was a member of the board of directors of two previously publicly-traded biopharmaceutical companies and has served in various executive positions involving commercial operations, partnership management, sales and corporate finance.

From 1976 to 1987, Mr. Hawley held various financial management positions with Marathon Oil Company, including serving four years in London, England, at which time he was a certified treasury manager and a certified public accountant. From 1987 to 2001, Mr. Hawley held a broad range of management positions in commercial operations, alliance/partnership management, regional/national sales and corporate finance at Glaxo/Glaxo Wellcome/GSK. His last position at GSK in 2001 was Vice President of Sales, CNS/GI Division. From 2001 to 2002, Mr. Hawley served as General Manager & Vice President of Sales and Marketing at Elan Pharmaceuticals in San Diego, and from 2002 to 2003, Mr. Hawley was the Chief Commercial Officer at Prometheus Laboratories Inc., a specialty pharmaceutical and diagnostics company. From 2003 to 2006, he served as Executive Vice President of Commercial and Technical Operations for InterMune, Inc., a biopharmaceutical company focused on therapies in hepatology and pulmonology. Mr. Hawley has also served as a member of the board of directors of Cypress Bioscience (2007-2010) and Targeted Genetics (2006-2010), both previously publicly-traded pharmaceutical companies, as well as Alios BioPharma, Inc., a biopharmaceutical company that was acquired by Johnson & Johnson in 2014. Prior to joining Daré Operations, Mr. Hawley also co-founded Zogenix, Inc., a pharmaceutical company that develops and commercializes therapies for central nervous system disorders, where he has been a member of the board of directors since August 2006 and served as Chief Executive Officer from August 2006 to April 2015. Mr. Hawley also served as member of the board of directors of Alveo Technologies Inc., an early stage biologics company creating screening and diagnostic devices, from 2014 until the end of 2016. The Board of Directors believes that Mr. Hawley is qualified to serve as a member of the Company’s Board of Directors due to his experience in the biotechnology industry, his broad leadership experience with several public and private biotechnology companies and his experience with financial matters.

Susan L. Kelley, M.D. Dr. Kelley has served as a member of the Company’s Board of Directors since October 2014. Dr. Kelley has been developing drugs in oncology and immunology for over 25 years. She served as Chief Medical Officer of the Multiple Myeloma Research Consortium and its sister organization, the Multiple Myeloma Research Foundation from, 2008 to 2011. Previously, Dr. Kelley held positions of increasing responsibility at Bayer Healthcare Pharmaceuticals and Bayer-Schering Pharma, including Vice President, Global Clinical Development and Therapeutic Area Head—Oncology, where she led the Bayer team responsible for the development and worldwide regulatory approval of Nexavar® (sorafenib), including a renal cell carcinoma indication. Prior to joining Bayer, she worked at Bristol-Myers Squibb in Oncology and Immunology drug development where she held positions of increasing responsibility, ultimately serving as Executive Director, Oncology Clinical Research, at the Bristol-Myers Squibb Pharmaceutical Research Institute. She was a Fellow in Medical Oncology and Clinical Fellow in Medicine at Dana-Farber Cancer Institute, Harvard Medical School, and a Fellow in Medical Oncology and Pharmacology at Yale University School of Medicine, where she also served as a Clinical Assistant Professor of Medicine. Dr. Kelley served on the board of directors of Alchemia Pty Ltd, a publicly traded biopharmaceutical company, from 2013 to 2015. Dr. Kelley currently serves as a member of the board of directors of ArQule, Inc., an oncology-focused biotechnology company, and Immune Design Corp., an immunotherapy company. Dr. Kelley received her M.D. from Duke University School of Medicine. The Board of Directors believes that Dr. Kelley is qualified to serve on the Company’s Board of Directors due to her experience in life sciences and clinical development and her experience as a director of life sciences companies.

William H. Rastetter, Ph.D. Dr. Rastetter has served as a member of the Company’s Board of Directors since January 2014 and as lead independent director since April 2014. He is a Co-Founder of Receptos, Inc., a biopharmaceutical company, where he previously held the roles of Acting Chief Executive Officer from 2009 to 2010, and Director and Chairman of the board of directors from 2009 to 2015. Dr. Rastetter also served on the board of Illumina, Inc., a public genomic technology company, from 1998 until January 2016, serving as chairman and a member of the compensation committee during his tenure. Dr. Rastetter also served as a Partner at the venture capital firm of Venrock Associates from 2006 to 2013. Prior to his tenure with Venrock, Dr. Rastetter was Executive Chairman of Biogen Idec Inc. He was previously Chairman and Chief Executive Officer of Idec Pharmaceuticals, and prior to Idec, he was Director of Corporate Ventures at Genentech, Inc. and served as well in a scientific capacity at Genentech. Dr. Rastetter also serves as the Chairman of the board of directors of publicly traded life sciences companies, Neurocrine Biosciences, Inc., and Fate Therapeutics, Inc. and as a member of the board of directors of Regulus Therapeutics, Inc. and Grail, Inc. Dr. Rastetter has held various faculty positions at the Massachusetts Institute of Technology and Harvard University and is an Alfred P. Sloan Fellow. Dr. Rastetter holds a B.S. from the Massachusetts Institute of Technology and received his M.A. and Ph.D. from Harvard University. The Board of Directors believes that Dr. Rastetter is qualified to serve on the Company’s board of directors due to his extensive experience in the biotechnology industry, his broad leadership experience with several public and private biotechnology companies, and his experience with financial matters.

Robin Steele, J.D., LL.M. Ms. Steele served as an advisor to Daré Operations since its inception in 2015. Ms. Steele previously served as Senior Vice President, General Counsel and Secretary of InterMune, Inc., a publicly traded biopharmaceutical company, from 2004 to 2014. Prior to her tenure with InterMune, Ms. Steele served as Vice President of Legal Affairs for North America for Elan Pharmaceuticals, a publicly traded pharmaceutical company, from 1998 to 2003. Ms. Steele currently serves on the board of directors of Alveo Technologies Inc., a privately held medical diagnostics company. Ms. Steele has previously served as a member of the board of directors of Alios Biopharma and Targanta Therapeutics, both of which were biotechnology companies focused on the research and development of therapeutic compounds prior to their respective acquisitions. Ms. Steele received a B.A. from the University of

Colorado, a J.D. from the University of California, Hastings College of the Law, and an LL.M. in Taxation from New York University School of Law. The Board of Directors believes that Ms. Steele is qualified to serve on the Company’s Board of Directors due to her expertise in legal matters, her prior experience as general counsel of a public company and her involvement with a number of private biotechnology companies.

Executive Officers

In accordance with the Daré Stock Purchase Agreement, on July 19, 2017, Christopher D.T. Guiffre, J.D., M.B.A. resigned his position as President and Chief Executive Officer of the Company and Gregg Beloff, J.D., M.B.A. resigned his position as Interim Chief Financial Officer of the Company. In accordance with the Daré Stock Purchase Agreement, effective immediately after the Closing, on July 19, 2017, the Company’s Board of Directors appointed: Sabrina Martucci Johnson as President, Chief Executive Officer and Secretary and Lisa Walters-Hoffert as Chief Financial Officer.

These executive officers received the following Company securities in connection with the Closing:

•	Ms. Johnson is a trustee of the Vincent S. Johnson and Sabrina M. Johnson Family Trust Dated February 4, 2005, which in its capacity as a holder of common stock of Daré Operations, received 962,062 shares of the Company’s common stock in exchange of its shares of Daré Operations common stock; and

•	Ms. Walters-Hoffert is trustee of the Lisa Walters-Hoffert Survivor’s Trust dated October 31, 2002, which in its capacity as a holder of common stock of Daré Operations, received 443,512 shares of the Company’s common stock in exchange of its shares of Daré Operations common stock.

The information required by Item 5.02 of Form 8-K for Mesdames Johnson and Walters-Hoffert is incorporated herein by reference to the relevant sections of the Company’s Proxy Statement. The disclosure in Item 2.01 of this Current Report is incorporated herein by reference.

Sabrina Martucci Johnson. Ms. Johnson founded Daré Operations and has served as its President, Chief Executive Officer, Secretary and a member of the Board of Directors since its inception. Ms. Johnson is a life sciences executive committed to advancing improvements in women’s healthcare. Prior to founding Daré Operations, Ms. Johnson was President of WomanCare Global Trading, a specialty pharmaceutical company in female reproductive healthcare with commercial product distribution in over 100 countries, from October of 2014 to May of 2015. Before serving as President of WomanCare Global Trading, Ms. Johnson provided financial consulting services to the WomanCare Global family of companies, including the for-profit Trading division as well as the United Kingdom-based non-profit division, from November of 2012 to July of 2013, when she joined full time as WomanCare’s Chief Financial Officer and Chief Operating Officer until becoming President of the Trading division. In addition, Ms. Johnson served as Chief Operating Officer and Chief Financial Officer of Cypress Bioscience, Inc. until its sale in 2010. Ms. Johnson also held marketing and sales positions with Advanced Tissue Sciences and Clonetics Corporation. She began her career in the biotechnology industry as a research scientist with Baxter Healthcare, Hyland Division, working on their recombinant factor VIII program.

Ms. Johnson currently serves on the YWCA of San Diego County Board of Directors as Past President, PPPSW Board of Directors, Athena San Diego Board of Directors as Vice Chair, Tulane University School of Science & Engineering Board of Advisors, University of California San Diego (UCSD) Librarian’s Advisory Board as Chair and Project Concern International Audit Committee. Ms. Johnson is also Immediate Past Co-President of Women Give San Diego, which funds non-profit organizations serving women and girls in San Diego.

Ms. Johnson has a Masters of International Management degree with honors from the American Graduate School of International Management (Thunderbird), a MSc. in Biochemical Engineering from the University of London, University College London and a BSc. in Biomedical Engineering from Tulane University, where she graduated magna cum laude. The Board of Directors believes that Ms. Johnson is qualified to serve as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors due to her leadership experience in life sciences, women’s reproductive healthcare, development and commercial distribution of healthcare products, capital raises, and her experience as an officer in life sciences and women’s reproductive healthcare non-profit and for profit companies, including publicly traded companies.

Lisa Walters-Hoffert. Ms. Walters-Hoffert has served as Chief Business Officer of Daré Operations since its inception in 2015, and currently serves as Chief Financial Officer, a role she has served since March of 2017. During the 25 years prior to joining the team, Ms. Walters-Hoffert was an investment banker focused primarily on raising equity capital for, and providing advisory services to, small-cap public companies. Ms. Walters-Hoffert worked for Roth Capital Partners, an investment banking firm focused on providing investment banking services to such companies, from 2003 until January of 2015, where she most recently served as Managing Director in the Investment Banking Division, overseeing the firm’s San Diego office and its activities with respect to medical device, diagnostic and specialty pharma companies. At Roth Capital Partners, Ms. Walters-Hoffert trained and managed transaction deal teams and was responsible for the oversight of all aspects of transactions, including due diligence, internal communications with sales forces and external communications with institutional investors, among others. Ms. Walters-Hoffert has held various positions in the corporate finance and investment banking divisions of Citicorp Securities in San José, Costa Rica and Oppenheimer & Co, Inc. in New York City, New York.

Ms. Walters-Hoffert has served as a member of the Board of Directors of the San Diego Venture Group, as Past Chair of the UCSD Librarian’s Advisory Board and as Immediate Past Chair of the Board of Planned Parenthood of the Pacific Southwest. Ms. Walters-Hoffert graduated from Duke University with a BS in Management Sciences, magna cum laude.

Daré Operations entered into employment offer letters with Mesdames Johnson and Walters-Hoffert and Mark Walters, the Vice President of Operations of Daré Operations, on May 31, 2017, or the Offer Letters. Since inception, the Daré Operations management team elected to keep executive compensation low in order to conserve cash for investment in the business. As a result, the Offer Letters provide for a salary of $41,600 per year and employment “at-will”, and such employment may be terminated at any time by Daré Operations or the employee. The Offer Letters further provide that the employees may be eligible to participate in any future benefit plans established by Daré Operations.

Although no decision has been made as to the compensation packages Mesdames Johnson and Walters-Hoffert and Mr. Walters will receive, it is expected that the Compensation Committee of the Company’s Board of Directors will adjust these compensation levels to be in line with industry practices taking into account market surveys of cash and equity compensation of comparable executive positions.

Indemnification Agreements

In addition, effective as of July 19, 2017, the Company entered into indemnification agreements with each of its new directors and executive officers, Sabrina Martucci Johnson, Roger L. Hawley, Robin J. Steele and Lisa Walters-Hoffert. The Indemnification Agreements are substantially identical to the form of indemnification agreement that the Company has entered into with its other directors and provides that the Company will indemnify the directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by such director or officer in any action or proceeding arising out of their service as a director and/or officer.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure in Item 3.03 of this Current Report is incorporated herein by reference.

In addition, at the effective time of the Name Change, the Company amended and restated its Amended and Restated By-laws to reflect the change of the name of the Company to “Daré Bioscience, Inc.”

Item 5.07    Submission of Matters to a Vote of Security Holders.

The following proposals were voted on by the Company’s stockholders at a special meeting of the stockholders of the Company, or the Special Meeting, held on July 19, 2017. At the Special Meeting, a total of 2,282,848 shares, or 78.6%, of the Company’s common stock issued and outstanding as of the record date for the Special Meeting, were represented in person or by proxy. Set forth below is a brief description of each matter voted upon at the Special Meeting and the voting results with respect to each matter. Each proposal is described in further detail in the Proxy Statement. The share amounts reported above and below reflect the Reverse Stock Split.

(i) The Company’s stockholders approved the sale of the Company’s Platform pursuant to the terms of the Novartis Asset Purchase Agreement.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
1,541,476	47,265	4,454	689,653

(ii) The Company’s stockholders approved the issuance of shares of the Company’s common stock pursuant to the terms of the Daré Stock Purchase Agreement.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
1,534,407	53,094	5,693	689,653

(iii) The Company’s stockholders approved and adopted an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, at a ratio ranging from 1:10 to 1:20, as determined by the Company’s Board of Directors, which split may be effected at any time within six months of the date of the Special Meeting.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,075,767	180,833	26,247	0

(iv) The Company’s stockholders approved a proposal to adjourn the Special Meeting to solicit additional proxies if there were not sufficient votes in favor of the proposals referred to in clauses (i) through (iii) above.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,118,753	125,909	38,186	0

Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statements of business acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed by the Company by an amendment to this Current Report on Form 8-K not later than 71 days after the date upon which this Current Report on Form 8-K must be filed.

(b)	Pro forma financial information.

As permitted by Item 9.01(b)(2) of Form 8-K, the pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by the Company by an amendment to this Current Report on Form 8-K not later than 71 days after the date upon which this Current Report on Form 8-K must be filed.

(d)	Exhibits.

Exhibit Number	Description

2.1	Stock Purchase Agreement dated as of March 19, 2017, entered into by and among Cerulean Pharma Inc. (which name was changed to Daré Bioscience, Inc. on July 20, 2017), Daré Bioscience, Inc. (which name was changed to Daré Bioscience Operations, Inc. on July 17, 2017) and the equity holders of Daré Bioscience, Inc. named therein, filed as Exhibit 2.1 to the Cerulean Pharma Inc. Form 8-K filed March 20, 2017.

2.2	Asset Purchase Agreement dated March 19, 2017, entered into by and among Cerulean Pharma Inc. (which name was changed to Daré Bioscience, Inc. on July 20, 2017) and Novartis Institutes for BioMedical Research, Inc., filed as Exhibit 2.2 to the Cerulean Pharma Inc. Form 8-K filed March 20, 2017.

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company, filed July 19, 2017, to effect a 1-for-10 reverse stock split, effective on July 20, 2017.

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company, filed July 19, 2017 stating the name change, effective July 20, 2017.

3.3	Second Amended and Restated By-laws, effective July 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARÉ BIOSCIENCE, INC.

Dated: July 20, 2017	By:	/s/ Sabrina Martucci Johnson
Name: Sabrina Martucci Johnson
Title: President and Chief Executive Officer